UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report:  August 5, 2014
(Date of earliest event reported)

Timberline Resources Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 001-34055
_____________________________________

Delaware	82-0291227
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

101 East Lakeside Avenue
Coeur d’Alene, Idaho 83814
(Address of principal executive offices, including zip code)

 (208) 664-4859
(Registrant’s telephone number, including area code)

 Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On Tuesday, August 5, 2014, Timberline Resources Corporation (the “Company”) held an Annual and Special Meeting of Stockholders (the “Meeting”).  The purposes of the Meeting were: (i) to approve an arrangement (the “Arrangement”) with Wolfpack Gold Corp. (“Wolfpack”) pursuant to which the Company will acquire Wolfpack Gold (Nevada) Corp., a wholly-owned subsidiary of Wolfpack and to approve the issuance of 42,932,063 shares of common stock of Timberline to Wolfpack as consideration for the Arrangement; (ii) to approve an amendment to the Company’s certificate of incorporation (the “Certificate of Incorporation”) to effect a reverse split (the “Reverse Split”) of the Company’s  issued and outstanding shares of common stock within a range of not less than 1 for 5 and not more than 1 for 12, with the exact ratio to be set within such range in the discretion of the Company’s board of directors to be effective upon a date following the consummation of the Arrangement; (iii) to approve an amendment to the Certificate of Incorporation to increase Timberline’s authorized shares of common stock from 100,000,000 shares, par value $0.001, to 200,000,000 shares of common stock, par value $0.001 (the “Authorized Share Increase”); (iv) to elect Randal Hardy, Paul Dircksen, Vance Thornsberry, Robert Martinez and Leigh Freeman to serve until the Company’s 2015 annual meeting of stockholders or until successors are duly elected and qualified; (v) to ratify the appointment of Company’s independent registered public accounting firm for the fiscal year of 2014; and (vi) to conduct a non-binding, advisory vote on the compensation of the Company’s named executive officers..  The matters acted upon at the Special meeting are described in more detail in the Company’s proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on July 8, 2014 as amended on July 23, 2014, pursuant to which proxies were solicited.  The following are the final voting tallies for the Meeting:

Proposal #1 – Election of Directors	For	Withheld

1. Paul Dircksen	28,197,584	3,824,226
2. Randal Hardy	29,866,644	2,155,166
3. Vance Thornsberry	29,919,665	2,102,145
4. Robert Martinez	29,115,616	2,906,194
5. Leigh Freeman	29,939,194	2,082,616
Proposal #2 – Approval of the Arrangement	For	Against	Abstain
	30,198,252	1,425,942	397,616
Proposal #3 – Approval of the Reverse Split	For	Against	Abstain
	47,219,595	6,158,922	2,724,576
Proposal #4 – Approval of the Authorized Share Increase	For	Against	Abstain
	51,586,657	4,161,985	354,451
Proposal #5 – Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm	For	Against	Abstain
	53,501,758	873,546	1,727,789
Proposal #6 – Advisory Vote Regarding Executive Compensation	For	Against	Abstain
	27,665,587	3,951,721	404,502

At the Meeting each the following proposals passed:  (i) the Arrangement proposal passed; (ii) the Reverse Split proposal; and (iii) the Authorized Share Increase Proposal passed.  In addition, each of the directors nominated for election at the Meeting were elected. The Company’s appointment of DeCoria, Maichel & Teague P.S to serve as the Company’s independent registered public accounting firm was ratified.

The compensation of the Company’s executive officers was approved on a non-binding basis by the Company’s stockholders.

Item 7.01 Regulation FD Disclosure.

On August 6, 2014, the Company issued a press release entitled “Timberline Shareholders Approve Acquisition of Wolfpack Gold (Nevada)”.  A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this report, including the exhibits attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“the Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01  Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.1	Press Release of Timberline Resources Corporation dated August 6, 2014.*

* Furnished to not filed with the SEC pursuant to Item 7.01 above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIMBERLINE RESOURCES CORPORATION

Date: August 6, 2014	By:	/s/ Randal Hardy
Randal Hardy Chief Financial Officer and Director

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Timberline Resources Corporation dated August 6, 2014.*

* Furnished to not filed with the SEC pursuant to Item 7.01 above.